UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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TIMIOS NATIONAL CORPORATION
(Name of Registrant As Specified In Its Charter)
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Timios National Corporation

4174 Old Stockyard Road, Suite F

Marshall, VA 20115

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF STOCKHOLDERS

March [    ], 2014

Dear Timios National Corporation Stockholders:

This Information Statement is furnished by the Board of Directors (the “Board”) of Timios National Corporation, a Delaware corporation (the “Company”), to holders of record of the Company’s (i) common stock, $0.001 par value (the “Common Stock”), and (ii) Series J Convertible Preferred Stock, $0.01 par value (“Series J Preferred,” and with the holders of Common Stock, the “Stockholders”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this Information Statement is to inform our Stockholders that, on February 4, 2014, holders of at least a majority of the outstanding Common Stock and Series J Preferred, voting as a single class on an as-converted basis, acted by written consent in lieu of a special meeting of stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware (“DGCL”) to (i) remove, without cause, C. Thomas McMillen and Trevor Stoffer as directors of the Company (collectively referred to as the “Director Removals”) and (ii) appoint Trevor Stoffer, George O’Leary and John J. McGlynn III as directors to fill the vacancies created on the Board by the Director Removals (collectively referred to as the “Director Appointments”).  The Director Removals and Director Appointments will not become effective until at least 20 calendar days after the initial mailing of this Information Statement (the “Effective Date”).

No action is required by you as a Stockholder. The accompanying Information Statement is furnished to inform our Stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act. This Information Statement is being first mailed to you on or about March [    ], 2014. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED IN FAVOR OF THE DIRECTOR REMOVAL AND THE DIRECTOR APPOINTMENTS. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE MATTERS UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THESE ACTIONS.

By Order of the Board of Directors

C. Thomas McMillen

Chairman and Chief Executive Officer

Marshall, Virginia

March [    ], 2014

i

Timios National Corporation

4174 Old Stockyard Road, Suite F

Marshall, VA 20115

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C PROMULGATED THEREUNDER

INTRODUCTORY STATEMENT

Timios National Corporation (the “Company”) is a Delaware corporation with principal executive offices located at 4174 Old Stockyard Road, Suite F, Marshall, VA 20115. Our telephone number is (703) 528-7073.  This Information Statement is furnished by the Board of Directors (the “Board”) of Timios National Corporation, a Delaware corporation (the “Company”), to holders of record of the Company’s (i) common stock, $0.001 par value (the “Common Stock”), and (ii) Series J Convertible Preferred Stock, $0.01 par value (“Series J Preferred” and, with all of the holders of Common Stock, the “Stockholders”), as of February 14, 2014 (the “Record Date”), to notify them that, on February 4, 2014, YA Global Investments, L.P. (“YA”), as holder of at least a majority of the outstanding capital stock of the Company, which is comprised of the Common Stock and Series J Preferred, voting as a single class on an as-converted basis, acted by written consent in lieu of a special meeting of stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware (“DGCL”) and our Certificate of Incorporation and our By-laws (the “Charter”) to approve (i) the removal, without cause, of C. Thomas McMillen and Trevor Stoffer as directors of the Company (collectively referred to as the “Director Removals”) and (ii) the appointment of Trevor Stoffer, George O’Leary and John J. McGlynn III to fill the vacancies on the Board created by the Director Removals (collectively referred to as the “Director Appointments”).

We are not asking you for a proxy and you are requested not to send us a proxy.

Copies of this Information Statement are expected to be mailed on or about March [    ], 2014, to the holders of record on the Record Date of our outstanding shares of Common Stock and Series J Preferred. The Director Removals and the Director Appointments will not be effective until at least 20 calendar days after the initial mailing of this Information Statement. This Information Statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our capital stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE DIRECTOR REMOVALS AND DIRECTOR APPOINTMENTS. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR SUCH MATTERS UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THESE ACTIONS.

FORWARD-LOOKING STATEMENTS

Certain statements included in this Information Statement regarding the Company are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Information Statement will in fact occur. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

ACTIONS TAKEN BY OUR MAJORITY STOCKHOLDER BY WRITTEN CONSENT

General

On February 4, 2014, YA Global Investments, L.P. (“YA”), as holder of at least a majority of the outstanding capital stock of the Company, which is comprised of the Common Stock and Series J Preferred, voting as a single class on an as-converted basis, acted by written consent in lieu of a special meeting of stockholders in accordance with Section 228 of the DGCL and our Certificate of Incorporation, By-laws and the Certificate of Designations, Preferences and Rights of the Series J Preferred Stock (collectively, the “Charter”) to approve (i) the removal, without cause, of C. Thomas McMillen and Trevor Stoffer as directors of the Company (collectively referred to as the “Director Removals”) and (ii) the appointment of Trevor Stoffer, George O’Leary and John J. McGlynn III to fill vacancies on the Board created by the Director Removals (collectively referred to as the “Director Appointments”).

Under the DGCL, stockholders holding at least a majority of the shares of capital stock of a company who are entitled to vote must vote on the Director Removals and Director Appointments approve such actions.  In addition, under our Charter, the holders of Series J Preferred are entitled to vote with the holders of our Common Stock as a single class on an as-converted basis on all matters presented for a vote to the holders of Common Stock.

Our authorized capital stock consists of 50,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. Each share of Series J Preferred is convertible into approximately 3.288 shares of Common Stock.  The holders of Common Stock and Series J Preferred are entitled to one vote for each share of Common Stock, on an as-converted basis, on the approval of the Director Removals and Director Appointments.  On November 27, 2013, YA notified the Company that it had waived its beneficial ownership limitation of 9.99%, which waiver took effect 65 days after the date of such notice, or January 31, 2014.

On February 4, 2014, there were 2,351,599 shares of Common Stock outstanding and 2,564,489 shares of Series J Preferred outstanding. On February 4, 2014, YA, as holder of 6,574,472 shares of Common Stock, on an as-converted basis, or approximately 61% of the shares of Common Stock and Series J Preferred (based on the Company’s internal records), voting together as a single class on an as-converted basis, executed and delivered a written consent that approved the Director Removals and Director Appointments.

Effective Date

The Director Removals and the Director Appointments will not be effective until at least 20 calendar days after the initial mailing of this Information Statement, or on March [    ], 2014.

Dissenters’ Rights

Stockholders of the Company do not have the statutory right to dissent and obtain an appraisal of their shares under the DGCL in connection with the Director Removals or Director Appointments, and the Company will not independently provide Stockholders with any such right.

Other Information

On January 14, 2014, Mr. McMillen, who is currently the President, Chief Executive Officer and Chairman of the Company, provided written notice to the Company that the Company is in material breach of its obligations under his employment agreement with the Company, dated November 14, 2013 (the “Current McMillen Agreement”), and provided the Company with the 30-day period required in the Current McMillen Agreement for the Company to cure the alleged breaches.  The deadline for the Company to cure such alleged breaches was February 13, 2014.  Mr. McMillen further advised the Company that he may resign for “good reason” as defined under the terms of the Current McMillen Agreement as a result of such breaches, thereby triggering the payments and benefits specified in the Current McMillen Agreement.

On January 14, 2014, Mr. Brigante, who is currently the Executive Vice President and Chief Financial Officer of the Company, provided written notice to the Company that the Company is in material breach of its obligations under his employment agreement with the Company, dated November 14, 2013 (the “Current Brigante Agreement”), and provided the Company with the 30-day period required in the Current Brigante Agreement for the Company to cure the alleged breaches.  The deadline for the Company to cure such alleged breaches was February 13, 2014.  Mr. Brigante further advised the Company that he may resign for “good reason” as defined under the terms of the Current Brigante Agreement as a result of such breaches, thereby triggering the payments and benefits specified in the Current Brigante Agreement.

On January 26, 2014, YA sent notices to each of Messrs. McMillen, Kaplan and Stoffer, disputing the validity of the Current McMillen and Current Brigante Agreements, and demanded that they resign from their respective positions as a director and/or officer of the Company, as applicable.. Mr. McMillen has vigorously denied these claims and has recommended to the Board that it engage independent counsel to investigate YA’s claims, as well as to investigate other claims that Mr. McMillen has raised to the Board of Directors.

Mr. Zev Kaplan, the Company’s only independent director at the time the Current McMillen Agreement and the Current Brigante Agreement were approved, had already resigned on January 15, 2014, effective immediately.

NOTICE ITEM 1

REMOVAL OF C. THOMAS MCMILLEN AND TREVOR STOFFER
AS DIRECTORS OF THE COMPANY

On February 4, 2014, holders of at least a majority of the outstanding capital stock of the Company, which is comprised of the Common Stock and Series J Preferred, voting as a single class on an as-converted basis, acted by written consent in lieu of a special meeting of stockholders in accordance with Section 228 of the DGCL and our Charter to approve the removal, without cause, of C. Thomas McMillen and Trevor Stoffer as directors of the Company (the “Director Removals”).  The Director Removals will become effective  the 20th calendar day after this Information Statement is first mailed to our Stockholders, or on March [    ], 2014.

NOTICE ITEM 2

APPOINTMENT OF TREVOR STOFFER, GEORGE O’LEARY AND
JOHN J. MCGLYNN III AS DIRECTORS OF THE COMPANY

On February 4, 2014, holders of at least a majority of the outstanding capital stock of the Company, which is comprised of the Common Stock and Series J Preferred, voting as a single class on an as-converted basis, acted by written consent in lieu of a special meeting of stockholders in accordance with Section 228 of the DGCL and our Charter to approve the appointment of Trevor Stoffer, George O’Leary and John J. McGlynn III to fill vacancies on the Board created by the Director Removals (collectively referred to as the “Director Appointments”).  The Director Appointments will become effective  the 20th calendar day after this Information Statement is first mailed to our Stockholders, or on March [    ], 2014.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

Set forth below are, as of February 14, 2014, the names of our executive officers, current directors and director nominees, their ages, their positions, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. In addition, the following paragraphs include specific information about each director’s experience, qualifications, attributes or skills that led the Board of Directors to the conclusion that the individual is qualified to serve on the Board of Directors as of the time of this filing, in light of our business and structure.

Name	Age	Position
C. Thomas McMillen	61	Chief Executive Officer, President and Chairman of the Board of Directors
Michael T. Brigante	59	Executive Vice President and Chief Financial Officer
Trevor Stoffer	40	Chief Operating Officer and Director; Chief Executive Officer and President of Timios, Inc.
George O’Leary	51	Director Nominee
John J. McGlynn, III	45	Director Nominee

C. Thomas McMillen.  Mr. McMillen has served as the Company’s Chief Executive Officer and Chairman of the Board since August 30, 2005 and, since July 2011, has served as the Company’s President. Since May 2013, Mr. McMillen has served on the board of directors of RCS Capital Corporation (NYSE:RCAP), a holding company engaged in the wholesale broker-dealer, investment banking and capital markets business. From April 2011 to June 2013, Mr. McMillen has served as Chairman of the National Foundation on Fitness, Sports and Nutrition and from June 2103 to the present as its Treasurer.  From April 2007, he has served on the Board of Regents of the University of Maryland System. From December 2004 until January 2007, Mr. McMillen served as the Chairman of Fortress America Acquisition Corporation (now Fortress International Group, Inc.; FIGI.PK) and, from January 2007 until August 2009, he served as Vice Chairman and director. From October 2007 until October 2009, Mr. McMillen served as Chairman and Co-Chief Executive Officer of Secure America Acquisition Corporation, (now Ultimate Escapes, Inc.; OTCBB: ULEIQ.PK) and, from October 2009 to December 2010, as a director and, from November 2009 to December 2010, as Vice Chairman.  Ultimate Escapes, Inc. filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court in Wilmington, Delaware in September 2010.  In 2003, Mr. McMillen co-founded Global Secure Corp., a homeland security company providing integrated products and services for critical incident providers, and served as its Chief Executive Officer until February 2004. From 2002, Mr. McMillen has also been Chief Executive Officer of Washington Capital Advisors, a merchant bank. Mr. McMillen also served as Chairman of TPF Capital, its predecessor company, from 2001 through 2002. In addition, from 1987 through 1993, Mr. McMillen served three consecutive terms in the U.S. House of Representatives representing the 4th Congressional District of Maryland. Mr. McMillen received a Bachelor of Science in Chemistry from the University of Maryland and a Bachelor and Master of Arts from Oxford University as a Rhodes Scholar.

Michael T. Brigante.  Mr. Brigante has served as the Company’s Senior Vice President of Finance since July 2006, the Company’s Chief Financial Officer since May 2007 and the Company’s Executive Vice President since June 2011. In addition, Mr. Brigante is a director of Fiducia Real Estate

Services, Inc., a subsidiary of the Company. Mr. Brigante is the managing member of Somerset Capital Advisors, a Financial Consultancy firm. In January 2003, Mr. Brigante joined Sky Capital Enterprises, a venture firm, and Sky Capital Holdings, a FINRA registered broker dealer, which were both London Stock Exchange listed companies, and served as their Chief Financial Officer until June 2006. From July 1999 until his departure in December 2002, Mr. Brigante was the Managing Partner of Pilot Rock Consulting, a diversified financial consulting practice to public and private companies. From December 1995 until December 1996, Mr. Brigante served as the Controller and from January 1997 until June 1999 served as Chief Financial Officer of Complete Wellness Centers, Inc., a publicly held healthcare services company. Prior to his position with Complete Wellness Centers, Inc. Mr. Brigante served in a variety of Senior Financial positions with public and private companies. Mr. Brigante received a Bachelor of Science degree in Accounting and Economics from James Madison University and is a Certified Public Accountant.

Trevor Stoffer. Mr. Stoffer has served as the Company’s Chief Operating Officer and a director of the Company since October 2, 2012, and since August 2008, founded and has been the President and Chief Executive Officer of Timios, Inc., a wholly-owned, indirect subsidiary of the Company. Mr. Stoffer has over fifteen years of experience in the title insurance industry and has held executive positions in all facets, including finance, operations, and technology. Most recently, Mr. Stoffer served as the EVP of Corporate Development for Lenders First Choice (LFC). Mr. Stoffer was one of four executives that started, managed and grew LFC to $100 million in annual revenue and over 600 employees in four years. Initial responsibilities included managing the operations out of California and implementation of software systems. Mr. Stoffer was later promoted to manage corporate development where he served as the advisor to the executive staff on process design, systems utilization, and automation of workflow. Mr. Stoffer graduated from the University of California, Chico, with a Bachelor of Science in Business Administration, with an emphasis in accounting.

Mr. Stoffer is qualified for service on our Board of Directors based on his extensive real estate industry experience, which includes serving in an officer capacity at former companies within the real estate industry.

George G. O’Leary.  Mr. O’Leary is a director nominee who has been appointed as a director of the Company by the Stockholder Written Consent.  Since January 2002, he has been providing consulting services through his firm, SKS Consulting of South Florida Corp., which advises companies on issues such as board representation, executive level consulting in both finance and operations and high growth start-up and corporate turn-around.  Since February 2007, Mr. O’Leary has been a director of NeoMedia Technologies, Inc. (OTCC:NEOM).  He is also a director of MedOfficeDirect, LLC and 212 Decibels.  From June 2009 to May 2013, he was Chairman and acting Chief Financial Officer of Protection Plus Security Corp., a company that provided security officer services mainly in New York and New Jersey until it was sold to Universal Protection Services. Mr. O’Leary has served on six public company boards since January 2005, including the board of NeoGenomics, Inc. (NASDAQ:NEO) from January 2005 to April 2011.  Prior to starting SKS Consulting, Mr. O’Leary was Chief Executive Officer and President of Communication Resources Incorporated from 1996 to 2000. Prior to that time, Mr. O’Leary held various positions, including Vice President of Operations for Cablevision Industries, where he managed $125 million in business for Cablevision until the company was sold to Time Warner. Mr. O’Leary began his professional career as a Certified Public Accountant with Peat Marwick Mitchell. He received his Bachelor’s degree in Accounting from Siena College in Albany, New York.

Mr. O’Leary is qualified for service on our Board of Directors based on his direct involvement in high growth start-up businesses as well as his experience serving on both public and private company board of directors.  Effective as of January 15, 2014, Mr. Zev Kaplan resigned as a member of our Board of Directors, leaving the Company with no independent directors.  As a result, Mr. O’Leary will serve as an independent director.

John J. McGlynn III. Mr. McGlynn is a director nominee who has been appointed as a director of the Company by the Stockholder Written Consent.  Since December 2013, he has been the Chief Financial Officer and General Counsel of Waterblasting Technologies Inc.  From 2005 to November 2013, Mr. McGlynn was the Chief Financial Officer and General Counsel of Aerex Industries Inc.  Prior to Aerex, Mr. McGlynn worked as an attorney in private practice from 2000 to 2005.  He received his M.A. in Accounting from Florida Atlantic University and his J.D. from the University of Miami School of Law.

Mr. McGlynn is qualified for service on our Board of Directors based on his extensive financial and legal background.  Mr. McGlynn will serve as our second independent director.

Term of Office

Each director holds office until the annual meeting of stockholders and until his successor is duly elected and qualified. Officers are elected by our Board of Directors and hold office at the discretion of our Board of Directors.

Family Relationships

To our knowledge, there are no family relationships, as such term is defined in item 401(d) of Regulation S-K, among any of the directors or executive officers of the Company.

Involvement in Certain Legal Proceedings

To our knowledge, none of the Company’s directors or executive officers has been involved in legal proceedings over the past ten years that are material to an evaluation of his ability or integrity to serve as a director or executive officer of the Company.

Corporate Governance

Committees of the Board of Directors and Meetings

Audit Committee. As of January 15, 2014, when Mr. Zev Kaplan resigned as a member of our Board of Directors, we no longer have any members in our Audit Committee.  Upon the effectiveness of the Director Appointments, the Company expects to appoint Messrs. O’Leary and McGlynn as members of the Audit Committee.  Each of Messrs. O’Leary and McGlynn will be an independent member of the Board of Directors, and our Board of Directors has determined that Mr. O’Leary satisfies the criteria for an “audit committee financial expert” under Item 407 of Regulation S-K. Mr. O’Leary is able to read and understand fundamental financial statements, including our Company’s consolidated balance sheet, statement of operations and statement of cash flows. The Audit Committee met five times during the period ended December 31, 2013.  The functions of the Audit Committee are primarily to: (i) provide advice to the Board in selecting, evaluating or replacing outside auditors, (ii) review the fees charged by the outside auditors for audit and non-audit services, (iii) ensure that the outside auditors prepare and deliver annually a Statement as to Independence, (iv) meet with outside auditors to discuss the results of their examination and their evaluation of internal controls and the overall quality of financial reporting, and (v) meet with the outside auditors to discuss the scope of the annual audit and to discuss the audited financial statements.

The charter for our Audit Committee can be found on our website at www.timios.com under the tab, “Investor Relations.”

Compensation Committee.  As of January 15, 2014, when Mr. Zev Kaplan resigned as a member of our Board of Directors, we no longer have any members in our Compensation Committee.  Upon the effectiveness of the Director Appointments, the Company expects to appoint Messrs. O’Leary and McGlynn as members of the Compensation Committee.  Each of Messrs. O’Leary and McGlynn will be an independent member of the Board of Directors.  The Compensation Committee met three times during the period ended December 31, 2013.

The charter for our Compensation Committee can be found on our website at www.timios.com under the tab, “Investor Relations.”

Meeting Attendance. During the period ended December 31, 2013, there were 21 meetings of our Board of Directors, and the various committees of the Board of Directors met a total of eight times. No director attended fewer than 100% of the total number of meetings of the Board of Directors and of committees on which he served during the period ended December 31, 2013.

Board Leadership Structure

Mr. McMillen currently serves as the Chairman of our Board of Directors, Chief Executive Officer and President. However, as of the effective date of the Director Removals, he will no longer be a member of our Board of Directors and, as a result, he will also no longer be the Chairman, although he will remain our President and Chief Executive Officer.  However, on January 14, 2014, Mr. McMillen, who is currently the President, Chief Executive Officer and Chairman of the Board of the Company, provided written notice to the Company that the Company is in material breach of its obligations under the Current McMillen Agreement, and provided the Company with the 30-day period required under this agreement for the Company to cure the alleged breaches.  The deadline for the Company to cure such alleged breaches was February 13, 2014.  Mr. McMillen further advised the Company that he may resign for “good reason” as defined under the terms of the Current McMillen Agreement as a result of such breaches.  Mr. McMillen has ninety days from the date of the notice to the Company, or April 14, 2014, to resign as Chief Executive Officer, President and Chairman of the Board of the Company and to trigger the payments he alleges are due to him from the Company.

Our Board of Directors does not currently have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board.  Previously, Mr. McMillen held both positions of Chairman and Chief Executive Officer of the Company.  The new Board of Directors, once in place, will consider and decide who should be the Chairman.  Given that Mr. McMillen is being removed from the Board of Directors it appears that the role of Chairman of the Board and Chief Executive Officer will be separated at this time. This new structure facilitates a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agenda and establishing board policies, priorities and procedures. This also allows the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Role in Risk Oversight

Management is responsible for managing the risks that we face. The Board of Directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives and risks associated with our growth strategy, to improve long-term organizational performance and enhance stockholder value. The involvement of the full Board of Directors in reviewing our strategic objectives and plans is a key part of the Board of Directors’ assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

While the Board of Directors has ultimate oversight responsibility for overseeing management’s risk management process, the committees of the Board of Directors assist it in fulfilling that responsibility.

The Audit Committee assists the Board of Directors in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and the Compensation Committee assists the Board of Directors in its oversight of the evaluation and management of risks related to our compensation policies and practices.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s Directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and the other equity securities of the Company. Officers, Directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of these forms and written representations from the executive officers and directors, we believe that all Section 16(a) reports were timely filed.

On March 16, 2004, the Board of Directors of the Company adopted a written Code of Ethics that applies, to among others, our principal executive officer and principal financial officer and is designed, among other things, to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics.  Our Code of Ethics can be found on our website at: www.timios.com. The Code of Ethics will be made available to our stockholders, without charge, upon request, in writing to the Corporate Secretary at 4174 Old Stockyard Road, Suite F, Marshall, Virginia 20115, Attention: Michael T. Brigante, Chief Financial Officer. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Ethics will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

Stockholder Communications to the Board of Directors

Generally, stockholders who have questions or concerns should contact the Chief Financial Officer at (540) 364-8181 or email at MBrigante@timios.com.  Stockholders wishing to submit written communications directly to the Board of Directors should send their communications to our Chairman, Timios National Corporation, 4174 Old Stockyard Road, Suite F, Marshall, Virginia 20115.  All

stockholder communications will be considered by the independent members of our Board of Directors upon the effectiveness of the Director Appointments.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation paid or accrued during the last two fiscal years ended December 31, 2013 and 2012 to (1) our Chief Executive Officer, (2) our Executive Vice President of Finance and Chief Financial Officer, and (3) our Chief Operating Officer. The table excludes executive officers who were employed by the Company’s prior subsidiaries, Safety and Ecology Holdings Corporation or NTG Management Corp. (formerly, Nexus Technologies Group, Inc.), for all periods.

Name and Principal Position	Year ($)	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation(2) ($)		Total ($)

C. Thomas McMillen,	2013	$350,000	$—	$2,520	$31,090	(3)	$383,610
Chairman of the Board,	2012	$350,000	$—	$315	$29,723	(3)	$380,038
Chief Executive Officer
And President

Michael T. Brigante	2013	$250,000	$—	$2,104	$9,082		$261,186
Executive Vice	2012	$250,000	$—	$263	$9,082		$259,345
President of Finance and
Chief Financial Officer

Trevor Stoffer	2013	$201,814	$49,805	$2,104	$9,779		$263,502
Chief Operating Officer,	2012	$250,000	$73,467	$263	$1,158		$324,625
President and Chief
Executive Officer of
Timios, Inc.

(1)         These amounts represent the dollar amount recognized for financial statement reporting purposes for the fair value of option awards with respect to the fiscal years ended December 31, 2013 and 2012 in accordance with FASB ASC Topic 718.

(2)         Reflects Company-paid health, life and disability insurance.

(3)         Includes $12,000 of car allowance for the fiscal years 2012 and $8,000 for 2013.

Narrative Disclosure to Summary Compensation Table

C. Thomas McMillen Employment Agreement.  On June 15, 2011, the Company entered into a new employment agreement with Mr. McMillen (the “2011 McMillen Agreement”). The 2011 McMillen Agreement had an initial term of one year, and was automatically renewable for additional consecutive one-year terms, unless at least ninety days written notice was given by either the Company or Mr. McMillen prior to the commencement of the next renewal term. The 2011 McMillen Agreement also provided that Mr. McMillen would continue to serve as Chairman of the Board of Directors of the Company so long as he was with the Company, with no additional compensation, subject to any required approvals.

The 2011 McMillen Agreement provided for an annual base salary of $350,000, effective June 1, 2011, and an annual discretionary bonus of up to 100% of Mr. McMillen’s base salary based upon the achievement of targeted annual performance objectives to be established by the Compensation Committee of the Board, in consultation with Mr. McMillen. In addition, Mr. McMillen was eligible for, and received, a one-time special bonus in an amount equal to $726,665 on the change of control of the Company (as such term is defined in the 2011 McMillen Agreement). The special bonus was reduced by the amount of principal and interest owed by Mr. McMillen, as a result of his stepping in as guarantor of the obligations of Secure America Acquisition Holdings LLC (“Secure”) pursuant to that certain promissory note, dated June 1, 2007, by and between the Company and Secure, which was in default (the

“Note”) at such time. The Company was also obligated to waive all events of default and amend the maturity date under the Note to the earlier of (i) December 31, 2011, (ii) a change of control of the Company, and (ii) the termination date of 2011 McMillen Agreement. In addition, Mr. McMillen agreed to forfeit his pre-existing option to purchase 55,800,000 of the Company’s shares of common stock under the 2005 Plan and 2008 Plan (as each such term is defined below).

The 2011 McMillen Agreement also provided for a monthly automobile allowance in an amount equal to $1,000, a matching contribution to his 401(k) account consistent with the plan up to the maximum amount allowable under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”), other benefits provided to other senior executives of the Company, actual and reasonable out-of-pocket expenses and reimbursement for attorneys’ fees actually incurred by Mr. McMillen in connection with the review of 2011 McMillen Agreement of up to an amount equal to $10,000.

On July 5, 2012, the Company and Mr. McMillen agreed to extend the term of the 2011 McMillen Agreement to June 30, 2014.  No other changes were made to the 2011 McMillen Agreement.

On November 15, 2013, the Company and Mr. McMillen entered into a new employment agreement, which agreement superseded and replaced the 2011 McMillen Agreement in its entirety (the “Current McMillen Agreement”).  The Current McMillen Agreement has an initial term that expires on June 14, 2016 and is automatically renewable for additional consecutive one year terms, unless at least 90 days’ written notice is given by either the Company or Mr. McMillen prior to the commencement of the next renewal term.  The Current McMillen Agreement also provides that Mr. McMillen will continue to serve as Chairman of the Board of Directors of the Company so long as he is with the Company, with no additional compensation, subject to any required approvals.

The Current McMillen Agreement provides for an annual base salary of $350,000 and an annual discretionary bonus of up to 100% of Mr. McMillen’s base salary (with Mr. McMillen’s annual bonus for the year ending December 31, 2013 being no less than the highest bonus paid to any employee of the Company and its subsidiaries) based upon the achievement of targeted annual performance objectives to be established by the Compensation Committee of the Board, in consultation with Mr. McMillen.  In addition, Mr. McMillen is eligible for a one-time special bonus in an amount equal to $299,659 to be paid no later than December 31, 2014, unless there is a Change of Control of the Company, in which case the special bonus will be paid within five days following the Change of Control, so long as the transaction is a Change of Control or change in effective control for purposes of Section 409A of the Code. If the Change of Control occurs in 2013 but does not satisfy the definitions set forth in Section 409A, then such payment shall be made in the first payroll period to occur in 2014 and if it occurs in 2014, then such payment shall be made in the next payroll following the Change of Control.  “Change of Control” is defined as the date (i) that any one person or entity, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons), assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions (which, for the sake of clarity, includes the sale of the Company’s Timios, Inc. subsidiary); (ii) a change in the composition of the Board of the Directors as a result of which less than two-thirds of the directors are Incumbent Directors (as defined in the 2012 Plan); (iii) that any one person, or more than one person acting as a group, is or becomes the beneficial owner, directly or indirectly, of 30% or more of any class of the outstanding stock of the Company; or (iv) of a consummation of a merger, consolidation, share exchange or similar form of corporate reorganization (a “Business Combination”) of the Company with or into any other entity other than a Business Combination in which the shares of the Company outstanding immediately before such Business Combination are exchanged or converted into or constitute shares which represent 60% or more of the surviving entity’s voting capital stock after such Business Combination. Notwithstanding the foregoing, under no circumstances does a Change of Control occur under the Current McMillen Agreement if it results from the sale of the Company’s assets to an entity in which more than 70% of the total outstanding stock (any class) is owned by the Company’s shareholders (individually or in the aggregate) who own (individually or in the aggregate), more than 70% of the total outstanding stock (any class) of the Company.

The Current McMillen Agreement also provides for a monthly automobile allowance in an amount equal to $1,000, a matching contribution to his 401(k) account consistent with the plan up to the maximum amount allowable under Section 401(k) of the Code, other benefits provided to other senior executives of the Company, actual and reasonable out-of-pocket expenses and reimbursement for attorney’s fees actually incurred by Mr. McMillen in connection with the review of the Current McMillen Agreement of up to an amount equal to $10,000.

The Current McMillen Agreement is terminable by the Company for cause or death or upon 90 days’ prior written notice without cause or due to disability and by Mr. McMillen for Good Reason, as such term is defined in the Current McMillen Agreement, or upon 60 days’ prior written notice without Good Reason.  “Good Reason” means that the Company (i) materially breached any of its obligations under the Current McMillen Agreement; (ii) materially reduced Mr. McMillen’s base salary; (iii) materially reduced Mr. McMillen’s duties or responsibilities or authority; or (iv) requires Mr. McMillen to work at a location on a permanent basis that is more than 30 miles from the location at which he provided the services as of the effective date of the Current McMillen Agreement; provided, however, that within 90 days of the occurrence of the conditions giving rise to a resignation for Good Reason, Mr. McMillen provides written notice to the Company setting forth in reasonable detail the conditions giving rise to Good Reason, the Company fails to cure the conditions within 30 days of receipt of the notice, and Mr. McMillen resigns within ninety (90) days following the Company’s receipt of the notice.

If the Company terminates Mr. McMillen without cause or because it does not renew his agreement or Mr. McMillen terminates his employment for Good Reason during the term of employment, or if Mr. McMillen resigns for any reason upon 30 days’ prior written notice following a change of control, then Mr. McMillen will receive: (i) an amount equal to one year of his base salary at the rate in effect as of the termination date, (ii) the base salary that Mr. McMillen would have received had he remained employed through the expiration date of his agreement, (iii) the bonus(es) he would have received had he remained employed through the expiration date of the Current McMillen Agreement, calculated based on 100% of his base salary then in effect, provided that if the termination occurs on or before December 31, 2013, then the bonus for that year will be the greater of the foregoing and the highest bonus paid to any employee of the Company and its subsidiaries, (iv) the special bonus described above and the bonus from the prior year, if unpaid, (v) health and/or dental insurance coverage pursuant to COBRA until the date that is one year following the termination date or until Mr. McMillen is eligible for comparable coverage with a subsequent employer, whichever occurs first, (vi) full vesting of the options granted to him on December 17, 2012, to the extent unvested, and (vii) any accrued, but unpaid compensation prior to the termination.  If the Company terminates Mr. McMillen’s employment due to his death or disability, he will be entitled to the same benefits as described in the preceding sentence, except that with respect to his base salary, he will only receive one year of his base salary and with respect to the bonuses, he will only receive a pro-rata bonus as if he remained employed through the end of the year calculated as set forth above, plus the special bonus and the bonus from the prior year, if unpaid, and no vesting of his unvested options (except as may otherwise be provided for in the option plan and/or agreement under which the options were granted).

The Current McMillen Agreement also provides that if the benefits payable to him in connection with a change of control would be considered an excess parachute payment under Section 280G of the Code (“Section 280G”) and subject to the excise tax imposed under Section 4999 of the Code, the

Company has agreed to make an additional payment to him so that the net amount of such payment (after taxes) that he receives is sufficient to pay the excise tax due.

The Current McMillen Agreement also includes certain confidentiality and intellectual property assignment obligations and non-compete and non-solicitation provisions for a period equal to the remainder of the term plus one year following the termination of Mr. McMillen’s employment with the Company.

Michael T. Brigante Employment Agreement.  On June 15, 2011, the Company entered into a new employment agreement with Michael T. Brigante (the “Brigante Agreement”). The Brigante Agreement has an initial term of one year and is automatically renewable for additional consecutive one year terms, unless at least ninety days written notice is given by either the Company or Mr. Brigante prior to the commencement of the next renewal term.

The Brigante Agreement provides for an annual base salary of $250,000, effective June 1, 2011, and an annual discretionary bonus of up to 50% of Mr. Brigante’s base salary based upon the achievement of targeted annual performance objectives to be established by the Compensation Committee of the Board of Directors, in consultation with Messrs. McMillen and Brigante. In addition, Mr. Brigante was eligible, and received, for a one-time special bonus in an amount equal to $124,462.66 on the earlier of (i) December 31, 2011, and (ii) change of control of the Company (as such term is defined in the Brigante Agreement).  Mr. Brigante agreed to forfeit his pre-existing option to purchase 9,500,000 of the Company’s shares of common stock under the 2005 Plan and 2008 Plan.

The Brigante Agreement also provides for a monthly automobile allowance in an amount equal to $500 (provided that Mr. Brigante does not use a vehicle provided by the Company), a matching contribution to his 401(k) account consistent with the plan up to the maximum amount allowable under Section 401(k) of the Code, use of the Company’s corporate apartment in Arlington, Virginia, and if the Company no longer maintains the apartment, a monthly housing allowance up to the amount that the Company paid to maintain the corporate apartment, other benefits provided to other senior executives of the Company, actual and reasonable out-of-pocket expenses and reimbursement for attorneys’ fees actually incurred by Mr. Brigante in connection with the review of his employment agreement of up to an amount equal to $10,000.

On July 5, 2012, the Company and Mr. Brigante agreed to extend the Brigante Agreement to June 30, 2014.  No other changes were made to the Brigante Agreement.

On November 15, 2013, the Company and Mr. Brigante entered into a new employment agreement, which agreement superseded and replaced the Brigante Agreement in its entirety (the “Current Brigante Agreement”).  The Current Brigante Agreement has an initial term that expires on June 14, 2016 and is automatically renewable for additional consecutive one year terms, unless at least 90 days written notice is given by either the Company or Mr. Brigante prior to the commencement of the next renewal term.

The Current Brigante Agreement provides for an annual base salary of $250,000, and an annual discretionary bonus of up to 50% of Mr. Brigante’s base salary (with Mr. Brigante’s annual bonus for the year ending December 31, 2013 being no less than the second highest bonus paid to any employee of the Company and its subsidiaries) based upon the achievement of targeted annual performance objectives to be established by the Compensation Committee of the Board of Directors, in consultation with Mr. McMillen and Mr. Brigante. In addition, Mr. Brigante is eligible for a one-time special bonus in an amount equal to $222,453 to be paid no later than December 31, 2014, unless there is a Change of Control of the Company, in which case the special bonus will be paid within five days following the Change of Control.

The Current Brigante Agreement also provides for a monthly automobile allowance in an amount equal to $500 (provided that Mr. Brigante does not use a vehicle provided by the Company), a matching contribution to his 401(k) account consistent with the plan up to the maximum amount allowable under Section 401(k) of the Code, use of the Company’s corporate apartment, and if the Company no longer maintains the apartment, a monthly housing allowance up to the amount that the Company paid to maintain the corporate apartment, other benefits provided to other senior executives of the Company, actual and reasonable out-of-pocket expenses and reimbursement for attorney’s fees actually incurred by Mr. Brigante in connection with the review of the Current Brigante Agreement of up to an amount equal to $10,000.

The other provisions of the Current Brigante Agreement regarding a termination of employment, the Section 280G gross-up payment and restrictive covenants are identical to those that apply to Mr. McMillen, except that Mr. Brigante’s annual bonus for the year ending December 31, 2013 shall be no less than the second highest bonus paid to any employee of the Company and its subsidiaries, and bonuses upon termination of employment are calculated based on 50% of his base salary.

Trevor Stoffer Employment Agreement.  On May 27, 2011, Timios and Mr. Stoffer entered into an employment agreement pursuant to which Mr. Stoffer agreed to serve as Timios’ Chief Executive Officer and President for a term of three years, such agreement being renewable by mutual agreement of Timios and Mr. Stoffer. The Employment Agreement became effective on July 29, 2011 upon the closing of the acquisition of Timios by the Company. Mr. Stoffer’s initial salary under this agreement is $250,000 annually, with the possibility of a performance bonus.

The employment agreement also provides for other benefits similar to other senior executives of the Company including actual and reasonable out-of-pocket expenses.

Each of Messrs. McMillen, Brigante and Stoffer are also party to Indemnification Agreements with the Company.

The 2005 Stock Option Plan.  On August 29, 2005, the Board adopted a stock option plan, or the 2005 Plan, under which the Company reserved 7,200,000 shares of common stock for issuance. Participants eligible under the 2005 Plan are officers and key employees. There were no options issued and outstanding under the 2005 Plan at December 31, 2012.

The 2008 Stock Option Plan.  On July 30, 2008, the Board adopted a stock option plan, or the 2008 Plan, under which the Company reserved 75,000,000 shares of common stock for issuance. Participants eligible under the 2008 Plan are officers, key employees and directors. There were no options issued and outstanding under the 2008 Plan at December 31, 2012.

The 2012 Stock Option Plan. On August 27, 2012 the Shareholders adopted a stock option plan, or the 2012 Plan, under which the Company reserved 1,617,820 shares of common stock for issuance. Participants eligible under the 2012 Plan are officers, key employees, directors and consultants. On December 17, 2012, the Company granted 1,400,000 of the reserved options to several employees and one director. There were 1,400,000 options issued and outstanding under the 2012 Plan at December 31, 2012.

Simultaneously with the shareholder’s approval of the 2012 Plan, the Board instructed the Company to close out the 2005 Plan and the 2008 Plan, under which there were no issued or outstanding options at December 31, 2012.

Messrs. McMillen and Brigante forfeited 5,800,000 and 750,000 options in the 2005 Plan, respectively, in connection to signing their employment agreements on June 15, 2011. Mr. McMillen and Mr. Brigante forfeited 50,000,000 and 8,750,000 options in the 2008 Plan, respectively, in connection to signing their employment agreements on June 15, 2011. Mr. Kaplan, our former director, forfeited 5,000,000 options in the 2008 Plan and 720,000 options not under an existing plan effective December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock or unvested stock units outstanding on the last day of the fiscal year ended December 31, 2013, including non-performance based awards, to each of the executive officers named in the Summary Compensation Table.

		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Option (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested # (2)	Market Value of Shares or Units of Stock That Have Not Vested # (1)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
C. Thomas McMillen	0	150,000	0	$0.60	12/17/22	100,000	$198,000	—	—

Michael T. Brigante	0	125,000	0	$0.60	12/17/22	83,334	$165,001	—	—

Trevor Stoffer	0	125,000	0	$0.60	12/17/22	83,334	$165,001	—	—

(1)             The closing market price of the Company’s Common Stock at December 31, 2013 was $1.98.

(2)             One-third of the total number of options granted vest in equal annual installments on each of December 17, 2013, 2014 and 2015.

Potential Payments Upon Termination or Change-In-Control

Please see “Narrative Disclosure to Summary Compensation Table—C. Thomas McMillen Employment Agreement” and “Narrative Disclosure to Summary Compensation Table—Michael T. Brigante Employment Agreement” above for summaries of the potential payments to each named executive officer in the event of a termination or change in control.

The following table outlines the potential payments that would be made to Messrs. McMillen, Brigante and Stoffer, assuming separation from the Company on December 31, 2013, without cause or for Good Reason, as such terms are defined in their employment agreements.

Payments and Benefits	Involuntary Termination Without cause	By Executive for Good Reason
C. Thomas McMillen
Base Salary(1)	$1,050,000	$1,050,000
Annual Bonus(2)	$746,508	$746,508
Accrued Special Bonus(3)	$299,659	$299,659
Other Benefits(4)	$13,200	$13,200
Stock Options(5)	$207,000	$207,000
Michael T. Brigante
Base Salary(1)	$750,000	$750,000
Annual Bonus(2)	$287,444	$287,444
Accrued Special Bonus(3)	$222,453	$222,453
Other Benefits(4)	$13,200	$13,200
Stock Options(5)	$172,500	$172,500
Trevor G. Stoffer
Base Salary(1)	$125,000	$125,000
Annual Bonus(2)	$46,805	$46,805
Accrued Special Bonus(3)	$0	$0
Other Benefits(4)	$4,490	$4,490
Stock Options(5)	$57,499	$57,499

(1)         Amount reflects base salary through the remainder of the contract term (May 2016) plus severance in an amount equal to one year’s base salary for Messer’s McMillen and Brigante, and severance in an amount equal to six months base salary for Mr. Stoffer.

(2)         Amount reflects maximum bonus payment for the remainder of the contract term for Messrs. McMillen and Brigante and the accrued bonus at December 31, 2013 for Mr. Stoffer.

(3)         Amount reflects remaining accrued one-time special bonus.

(4)         Represents health benefits payable by the Company for one year for Messer’s McMillen and Brigante, and six months for Mr. Stoffer..

(5)         Represents acceleration of vesting on all stock options at the per share closing price of the Company’s stock December 31, 2013, or $1.98, less the per share exercise price of $0.60 for Messrs. McMillen and Brigante, and represents value of fully vested options for Mr. Stoffer at December 31, 2013.

Director Compensation

The following table shows the total compensation paid or accrued during the period ended December 31, 2013, to Mr. Kaplan, our non-employee director, prior to his resignation on January 15, 2014:

Name	Fees Earned or Paid in Cash	Total
Zev E. Kaplan	$33,000	$33,000

Mr. Kaplan, a non-employee director of the Company, was entitled to receive a quarterly fee of $11,000 for his service as a director. He was reimbursed for reasonable expenses incurred in connection with his service on the Board of Directors.

The following table reflects the fee paid to Mr. Kaplan per quarter during the period ended December 31, 2013:

Director	Fees Received Per Quarter
Zev Kaplan	$11,000

Additionally, on December 17, 2012, Mr. Kaplan was granted 100,000 non-qualified options under the 2012 Plan. Each option has a $0.60 strike price and expires on December 17, 2022. The options vest in equal one-third installments on each of December 17, 2013, 2014 and 2015.  Under the terms of the 2012 Plan, stock options may not be exercised unless they are vested, and vested stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability.  Given that Mr. Kaplan resigned effective January 15, 2014, he must exercise any stock options that have vested by no later than April 15, 2014; otherwise, such options will be canceled under the terms of the 2012 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS;
DIRECTOR INDEPENDENCE

On June 1, 2007, the Company loaned $500,000 to Security America Acquisition Holdings, LLC, or SAAH, an entity controlled by two of our now former directors, and the initial stockholder and founder of Secure America Acquisition Corporation, or SAAC. SAAC was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more domestic or international operating businesses. SAAH, in turn, loaned the $500,000 to SAAC. SAAC ultimately consummated its initial business combination with Ultimate Escapes, Inc., or UEI, and changed its name to UEI. The loan was evidenced by a note bearing 5% interest per annum, which was due on or before May 31, 2011, with no prepayment penalties. The loan was guaranteed in its entirety by our Chairman, President and Chief Executive Officer. The Company expected repayment of the loan from the proceeds of the sale by SAAH of its founder warrants and ultimately by UEI. On September 20, 2010, UEI filed for bankruptcy protection. At December 31, 2011, the balance of the note, including interest, was $458,453. Our President, Chairman and Chief Executive Officer satisfied this note in full January 15, 2012 by off-set against a special bonus payable to him.

On July 29, 2011, the Company’s Chief Executive Officer and President and the Company’s Chief Financial Officer purchased 15 and 5 Class B membership units of Holdings, respectively, both for nominal amounts. The limited liability operating agreement of Holdings provided, among other things, that Class B members could not participate in or receive any financial benefit from their Class B membership units if and until the Company’s total purchase price of the Class A membership units ($1,800,000) had been fully repaid, including any interest thereon, and any other loans or advances made by the Company to Holdings, including any interest thereon, at which time they will be entitled to a 20% carry and a pro rata participation in any distributions made by Holdings thereafter.

Effective December 31, 2011, the Company’s Chief Executive Officer and President and the Company’s Chief Financial Officer exchanged their Class B membership units in Holdings for 37 and 12 shares of common stock respectively, in FHC, the successor of Holdings. The exchange gives the Chief Executive Officer and President and the Chief Financial Officer 15% and 5% ownership in FHC, respectively.

On August 28, 2012, the Company’s Chief Executive Officer and Chief Financial Officer exchanged their entire ownership in FHC for 70 shares of our Series J Preferred and 1,319,466 shares of Common Stock and 25 shares of Series J Preferred Stock and 439,822 shares of Common Stock, respectively.

Also on August 28, 2012, our Chief Operating Officer exchanged his shares of Series A Preferred Stock in Fiducia Real Estate Solutions, Inc. for 238,095 shares of Series J Preferred Stock and 170,931 shares of Common Stock.

In addition, on August 28, 2012, our executive officers and our non-employee director cumulatively purchased 154,000 Series H shares from YA and converted these shares into 146,667 shares of our Series J Preferred Stock.

We believe that each of the above referenced transactions was made on terms not materially less favorable to us than could have been obtained from an unaffiliated third party. Furthermore, any future transactions between us and officers, directors, principal stockholders or affiliates, will be on terms not materially less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of our directors, including a majority of our independent and disinterested directors who have access at our expense to our legal counsel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of February 14, 2014 for (a) our named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group, and (d) each stockholder known by us to own beneficially more than 5% of each class of our shares of Common Stock, relying solely upon the amounts and percentages disclosed in their public filings.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of Common Stock that may be acquired by an individual or group within 60 days of February 14, 2014 pursuant to the exercise or conversion of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of stock shown to be beneficially owned by them based on information provided to us by these stockholders.

Percentage of ownership is based on 2,270,526 shares of Common Stock outstanding as of March [      ], 2014.

The address for each of the directors and named executive officers is c/o Timios National Capital Corporation., 4174 Old Stockyard Road, Suite F, Marshall, Virginia 20115.  Addresses of other beneficial owners are noted in the table.

	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Owned

Executive Officers, Directors and Director Nominees

C. Thomas McMillen(2)	1,551,279	60.6%

Michael T. Brigante(3)	512,883	21.2%

Trevor Stoffer(4)	1,211,573	35.4%

George O’Leary	0	—

John J. McGlynn, III	0	—

Executive officers, directors and director nominees as a group (5 persons)(5)	3,274,735	89.2%

5% or more stockholders

YA Global Investments, L.P. 101 Hudson Street Jersey City, NJ 07302(6)	6,249,807	73.0%

(1)  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 14, 2014.

(2)  Includes 1,344,466 shares of Common Stock, 47,690 shares of Series J Preferred which are convertible into 156,813 shares of Common Stock and 50,000 shares of Common Stock underlying exercisable options.

(3)  Includes 439,822 shares of Common Stock, 9,548 shares of Series J Preferred which are convertible into 31,395 shares of Common Stock and 41,666 shares of Common Stock underlying exercisable options.

(4)  Includes 170,931 shares of Common Stock, 303,809 shares of Series J Preferred which are convertible into 998,976 shares of Common Stock and 41,666 shares of Common Stock underlying exercisable options.

(5) Includes 1,955,219 shares of Common Stock, 361,047 shares of Series J Preferred Stock which are convertible into 1,187,184 shares of Common Stock and 133,332 shares of Common Stock underlying exercisable options.

(6) Based solely on information reported in a Schedule 13D/A filed with the Securities and Exchange Commission on January 4, 2014.   Includes an aggregate of 33,791 shares of the Company’s Common Stock, 1,989,154 shares of Issuer Series J Preferred Stock and 13 Shares of Common Stock held By Mark Angelo (“Angelo Shares”). On November 27, 2013 (the “Notice Date”), Yorkville Advisors, LLC, (“Yorkville”), the Investment Manager to YA Global Investments, L.P. (“YA Global”) delivered to the Issuer a notice of its waiver of the Beneficial Ownership Limitations pursuant to Section 4.11 of the Certificate of Designation, Preferences, and Rights of Series J Preferred Stock (the “Certificate of Designation”), which became effective on January 31, 2014, sixty-five (65) days from the Notice Date. YA Global is entitled to convert into 6,216,106 Shares of Common Stock. The holders of Preferred Stock vote with the holders of Common Stock on an as-converted basis and as a single class on all matters presented to the holders of Common Stock.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this document was delivered. A stockholder may mail a written request to Homeland Security Capital Corporation, Attention: Secretary, 4174 Old Stockyard Road, Suite F, Marshall, VA 20115, or call (540) 364-8181, to request:

•                  a separate copy of this Information Statement;

•                  a separate copy of Information Statements in the future; or

•                  delivery of a single copy of Information Statements, if such stockholder is receiving multiple copies of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the SEC. Accordingly, we are required to file reports with the SEC including annual reports, quarterly reports, current reports and other reports as required by SEC rules. All reports that we file electronically with the SEC are available for viewing free of charge over the Internet via the SEC’s EDGAR system at http://www.sec.gov. We will provide without charge to each person who receives a copy of this Information Statement, upon written or oral request, a copy of any information that is incorporated by reference in this Information Statement. Requests should be directed to Homeland Security Capital Corporation, Attention: Secretary at 4174 Old Stockyard Road, Suite F, Marshall, VA 20115, telephone number (540) 364-8181. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.